SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  April 28, 2010

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware  19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

DuPont’s Annual Meeting of Stockholders was held on April 28, 2010. A total of 730,475,135 shares of common stock were voted in person or by proxy, representing 80.68 percent of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the meeting, all of which are described in the company’s 2010 Proxy Statement.

1.             Election of Directors. The 12 nominees listed below were elected to serve on the Board of Directors for the ensuing year.

Director	For	Against	Abstentions	Broker Non-Votes
S. W. Bodman	582,909,084	6,358,990	1,277,783	139,929,278
R. H. Brown	581,910,858	7,196,219	1,438,780	139,929,278
R. A. Brown	581,965,190	7,272,351	1,308,316	139,929,278
B. P. Collomb	583,403,908	5,829,613	1,312,336	139,929,278
C. J. Crawford	569,639,257	19,405,378	1,501,222	139,929,278
A. M. Cutler	572,833,902	16,275,572	1,436,383	139,929,278
J. T. Dillon	582,207,561	6,902,827	1,435,469	139,929,278
E. I. du Pont	582,800,054	6,386,913	1,358,890	139,929,278
M. A. Hewson	583,532,829	5,792,434	1,220,594	139,929,278
L. D. Juliber	578,887,686	10,346,786	1,311,385	139,929,278
E. J. Kullman	575,468,435	13,875,634	1,201,788	139,929,278
W. K. Reilly	574,538,289	14,738,519	1,269,049	139,929,278

2.             Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

For	721,301,632
Against	7,557,210
Abstentions	1,616,293
Broker Non-Votes	0

The foregoing proposal was approved.

3.             Stockholder proposal requesting the Board of Directors to adopt a policy on shareholder say on executive pay.

For	257,270,502
Against	317,621,602
Abstentions	15,653,753
Broker Non-Votes	139,929,278

The foregoing proposal was not approved.

4.             Stockholder proposal requesting the Board of Directors amend the company’s Human Rights Policy to include respect for and adherence to seed saving rights of traditional agricultural communities and report on the policy’s implementation.

For	29,124,575
Against	449,488,503
Abstentions	111,932,779
Broker Non-Votes	139,929,278

The foregoing proposal was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

April 29, 2010